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ArvinMeritor Signs Definitive Agreement to Sell

Emissions Technologies Group

Proceeds to Further Strengthen Balance Sheet and Support Growth in Vehicle Systems and Controls, Asian Markets and Aftermarket Products and Services

TROY, Mich. (Feb. 2, 2007) – ArvinMeritor, Inc., (NYSE: ARM) announced today that it has signed a definitive agreement to sell its Emissions Technologies business group to One Equity Partners (OEP), an equity investment firm based in New York. Cash and other consideration total approximately $310 million. The transaction is expected to be completed in the third quarter of fiscal year 2007.

“The decision to sell our Emissions Technologies business is part of our long-term strategy to refocus our company and concentrate on the strengths and core competencies that will generate future earnings growth for ArvinMeritor,” said Chairman, CEO and President Charles G. “Chip” McClure. “The proceeds from this sale will support our continued efforts to strengthen our balance sheet, and increase our ability to invest in technology, research and development that more closely aligns with our strategic focus on selected vehicle systems.”

ArvinMeritor’s Future

“By focusing on and investing in our light and commercial vehicle businesses where we have superior products, strong market positions and higher margins, we see greater potential for sustained profitable growth in our core capabilities,” McClure said. These include:

•	Chassis – vehicle stability (ride and handling – braking and suspension systems and wheels)
•	Drivetrain – vehicle propulsion (steer axles, drivelines, suspensions, trailer axles and all-wheel drive systems and hybrids)
•	Apertures – vehicle safety and security (body and control systems, such as doors and roofs).

“We continue to be committed to diversifying our customer base, expanding our global presence and strengthening our product portfolio in areas that provide the highest value to our customers and return the greatest value to our shareowners,” McClure continued.

“In addition, we are implementing an aggressive strategy in Asia, and committing resources to sustainable and profitable growth in this region,” said McClure. “We also are planning to increase our global aftermarket and specialty businesses, and we are funding advanced engineering, research and development initiatives that will better position us for the challenges ahead.”

ArvinMeritor’s overarching strategy is to become a global systems leader in its target markets, to build product technology and develop capabilities that are scalable across markets and platforms, and to profitably commercialize solutions that meet customers’ growing needs.

“ArvinMeritor’s new Performance Plus program also is helping to transform the company by identifying revenue growth and cost savings opportunities that will position us for future global expansion and success. Together with the transaction we are announcing today, Performance Plus will help us build a more focused, sustainable and profitable business model for ArvinMeritor,” McClure added.

Emissions Technologies

“While we are confident in the growth potential of the emissions technologies portfolio, we believe that this business will be better served by an organization that is specifically positioned to invest capital and management resources in its development and growth,” McClure added.

"OEP is looking forward to working with the Emissions Technologies management team to execute a focused and aggressive growth plan,” said OEP Senior Partner, Lee Gardner. “We believe that the worldwide push to reduce pollutants and greenhouse gas emissions will create long-term opportunities for companies focused on advanced exhaust and emissions technology, and we are very pleased to be acquiring a leading company in this industry. We will seek to build on the competitive strengths of the business and position it for long-term success."

The Emissions Technologies business is a leader in the global emission technology industry, serving worldwide light and commercial vehicle manufacturers. The business has operations in 19 countries, 7,500 employees and several long-term joint venture relationships. H. H. "Buddy" Wacaser, President of Emissions Technologies, and his management team will continue to lead it following the close of the transaction.

Once the transaction closes, the new Emissions Technologies company will have dual headquarters in Columbus, Indiana, as well as in the metro Detroit area.

JPMorgan Securities is providing the debt financing in connection with this transaction.

The transaction is subject to standard regulatory approvals, including review under the Hart-Scott-Rodino Antitrust Improvements Act. Consultation with employee representatives will also take place.

2007 Outlook

After the sale of its Emissions Technologies business, ArvinMeritor will have about 20,000 employees, with 75 facilities in 22 countries. The company will maintain its diversified customer mix and a strong global presence.

The company anticipates sales from continuing operations in fiscal year 2007 in the range of $5.9 billion to $6.1 billion, and the outlook for full-year diluted earnings per share from continuing operations to be in the range of $1.00 to $1.10. Cash flow guidance for fiscal year 2007 is $50 million to $100 million. This guidance assumes that the Emissions Technologies transaction closes during the third quarter of fiscal 2007, and excludes gains or losses on divestitures, restructuring costs, and other special items, including potential extended customer shutdowns or production interruptions.

The company reduced its fiscal year 2007 forecast for light vehicle production to 15.3 million vehicles in North America, down from 15.8 million forecast last quarter. The company’s forecast for Western Europe is unchanged at 16.1 million vehicles.

ArvinMeritor’s forecast for North American Class 8 truck production is 235,000 units in fiscal year 2007 (200,000 for the 2007 calendar year), unchanged from our previous forecast. The company’s fiscal year 2007 forecast for heavy and medium truck volumes in Western Europe is 475,000 units, up from the previous forecast of 419,000.

About One Equity Partners

One Equity Partners (OEP) manages $5 billion of investments and commitments for JPMorgan Chase & Co. in direct private equity transactions. Partnering with management, OEP invests in transactions that initiate strategic and operational changes in businesses to create long-term value. OEP's investment professionals are located across North America and Europe, with offices in New York, Chicago and Frankfurt.

About ArvinMeritor

ArvinMeritor, Inc. is a premier global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and certain aftermarkets from more than 110 manufacturing facilities globally. Headquartered in Troy, Mich., ArvinMeritor has employed approximately 27,500 people in 26 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: http://www.arvinmeritor.com/.

The company’s boilerplate will be revised following the close of the Emissions Technologies transaction.

Forward-Looking Statements

All earnings per share amounts are on a diluted basis. The company's fiscal year ends on the Sunday nearest Sept. 30, and its fiscal quarters end on the Sundays nearest Dec. 31, March 31 and June 30. All year and quarter references relate to the company's fiscal year and fiscal quarters, unless otherwise stated.

This press release contains statements relating to future results of the company (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “estimate,” “should,” “are likely to be,” “will” and similar expressions. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to global economic and market cycles and conditions; the demand for commercial, specialty and light vehicles for which the company supplies products; risks inherent in operating abroad (including foreign currency exchange rates and potential disruption of production and supply due to terrorist attacks or acts of aggression); availability and cost of raw materials, including steel; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of the company, its suppliers and customers, including potential disruptions in supply of parts to our facilities or demand for our products due to work stoppages; the financial condition of the company’s suppliers and customers, including potential bankruptcies; possible adverse effects of any future suspension of normal trade credit terms by our suppliers; potential difficulties competing with companies that have avoided their existing contracts in bankruptcy and reorganization proceedings; successful integration of acquired or merged businesses; the ability to achieve the expected annual savings and synergies from past and future business combinations and the ability to achieve the expected benefits of restructuring actions; success and timing of potential divestitures; potential impairment of long-lived assets, including goodwill; competitive product and pricing pressures; the amount of the company’s debt; the ability of the company to continue to comply with covenants in its financing agreements; the ability of the company to access capital markets; credit ratings of the company’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to environmental or asbestos-related matters; rising costs of pension and other post-retirement benefits and possible changes in pension and other accounting rules; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in other filings of the company with the SEC. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Web Cast and Conference Call

The company will host a web cast and telephone conference call to discuss the sale of its Emissions Technologies business on Friday, Feb. 2, 2007, at 10 a.m. (EST). To participate, call (617) 213-8900 ten minutes prior to the start of the call. Please reference participant passcode 93171456 when dialing in.

Investors can also listen to the conference call in real time — or for 90 days by recording — by visiting www.arvinmeritor.com.

A replay of the call will be available from noon (EST) on Feb. 2, 2007, until 11:59 p.m. on Feb. 7, 2007, by calling (888) 286-8010 (within the United States and Canada) or (617) 801-6888 for international calls. Please refer to passcode 27300874.

The presentation will be available on the ArvinMeritor Web site at www.arvinmeritor.com beginning at 9 a.m. (EST) on Feb. 2, 2007.

To access the Web cast, visit the ArvinMeritor Web site at www.arvinmeritor.com and click on the Web cast link on either the investor page or the home page.